As filed with the Securities and Exchange Commission on January 17, 2007

Registration No. 333-139661

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	20-5413139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Spectra Energy Corp 2007 Long-Term Incentive Plan

Spectra Energy Retirement Savings Plan

Spectra Energy Corp Executive Savings Plan

Spectra Energy Corp Directors’ Savings Plan

(Full Title of the Plan)

William S. Garner, Jr., Esq.

Group Executive, General Counsel and Secretary

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

Jeremy D. London, Esq.

Stephen W. Hamilton, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, DC 20005

(202) 371-7000

Explanatory Note

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this “Amendment”) under the Securities Act of 1933 (the “Securities Act”) is an amendment to the Spectra Energy Corp (the “Company”) Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2006, Registration No. 333-139661 (the “Initial S-8”). This Amendment will become effective immediately upon filing with the SEC pursuant to Rule 464 of the General Rules and Regulations under the Securities Act. The purpose of this Post-Effective Amendment is to revise the information incorporated by reference under Part II, Item 3. Accordingly, Part II, Item 3 is hereby amended and restated in its entirety.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

Spectra Energy Corp	Period

Registration Statement on Form 10	Spectra Energy Corp’s Registration Statement on Form 10 (File No. 1-33007) initially filed on September 7, 2006, as amended by Amendment No. 1 on October 20, 2006, Amendment No. 2 on November 16, 2006 and Amendment No. 3 on December 6, 2006 (Items 2, 13, and 15 of which were revised by Spectra Energy’s Current Report on Form 8-K (File No. 1-33007), dated December 14, 2006) (as so amended and revised, the “Form 10”)

Current Reports	Filed December 15, 2006
Filed December 22, 2006
Filed December 26, 2006
Filed January 8, 2007

Description of Capital Stock	The description of Spectra Energy’s common stock contained in the Information Statement of Spectra Energy, dated December 14, 2006, filed on Spectra Energy’s Current Report on Form 8-K (File No. 1-33007), dated December 14, 2006 as exhibit 99.1, including any amendment or report filed for the purpose of updating such description.

Spectra Energy Capital, LLC (formerly Duke Capital, LLC)	Period

Annual Report on Form 10-K	Year ended December 31, 2005 filed on March 27, 2006 (as to Items 3, 5 and 14), and as amended by Forms 10-K/A filed on March 31, 2006, April 3, 2006, and September 5, 2006 (as to Items 1, 1A, 1B, 2, 6, 7, 7A, 8, 9, 9A and 15).

Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2006 (as revised by the Current Report on Form 8-K filed January 17, 2007), June 30, 2006 and September 30, 2006

Current Reports on Form 8-K	Filed January 12, 2006 (solely with respect to the reporting information under Item 1.01)
Filed April 7, 2006
Filed July 6, 2006
Filed August 30, 2006
Filed September 13, 2006
Filed December 6, 2006
Filed December 22, 2006
Filed December 26, 2006
Filed January 17, 2007

We also incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this document.

Shareholders can obtain any document incorporated by reference in this document from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge by requesting it in writing or by telephone from us at:

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

Attention: Investor Relations

You may also obtain these documents from our website at www.spectraenergy.com or at the SEC’s Internet site www.sec.gov by clicking on the “Search for Company Filings” link, then clicking on the “Company & Other Filers” link, and then entering our name in the “name” field or “SE” in the ticker symbol field.

SIGNATURES

Pursuant to the requirements of the Securities Act, Spectra Energy Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 17, 2007.

SPECTRA ENERGY CORP
(Registrant)

By:	/s/ William S. Garner Jr.
Name:	William S. Garner, Jr.
Title:	Group Executive, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive	January 17, 2007
Fred J. Fowler	Officer and Director

*	Group Executive and Chief Financial Officer	January 17, 2007
Gregory L. Ebel	(Principal Financial Officer)

*	Vice President and Controller	January 17, 2007
Sabra L. Harrington	(Principal Accounting Officer)

Signature	Title	Date

Majority of Directors:

Paul M. Anderson*	Chairman	January 17, 2007

Austin A. Adams	Director
Roger Agnelli*	Director	January 17, 2007
William T. Esrey*	Director	January 17, 2007

Peter B. Hamilton	Director
Dennis R. Hendrix*	Director	January 17, 2007
Michael E.J. Phelps*	Director	January 17, 2007
Martha B. Wyrsch*	Director	January 17, 2007

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the Registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ William S. Garner, Jr.
Name:	William S. Garner, Jr.
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act, Spectra Energy Retirement Savings Plan certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 17, 2007.

By:	/s/ James M. Pruett
Name:	James M. Pruett
Title:	Group Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Exhibits

3.1	Amended and Restated Certificate of Incorporation of Spectra Energy Corp (filed with Current Report on Form 8-K, dated December 14, 2006, File No. 1-33007, as Exhibit 3.1)

3.2	Amended and Restated By-Laws of Spectra Energy Corp (filed with Current Report on Form 8-K, dated December 14, 2006, File No. 1-33007, as Exhibit 3.2)

5.1	Opinion of William S. Garner, Jr., Group Executive, General Counsel and Secretary of the Registrant*

10.1	Spectra Energy Corp 2007 Long-Term Incentive Plan (filed with Amendment No. 3 to Form 10, dated December 6, 2006, File No. 1-33007, as Exhibit 10.1)

10.2	Spectra Energy Corp Executive Savings Plan (filed with Current Report on Form 8-K dated December 22, 2006, File No. 1-33007, as Exhibit 10.2)

10.3	Spectra Energy Corp Directors’ Savings Plan (filed with Current Report on Form 8-K dated December 22, 2006, File No. 1-33007, as Exhibit 10.1)

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Spectra Energy Corp

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Capital LLC

23.3	Consent of Deloitte & Touche LLP, Independent Auditors for Duke Energy Field Services, LLC

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm for TEPPCO Partners, L.P.

24.1	Power of Attorney of certain officers and directors of Spectra Energy Corp*

24.2	Resolution of Registrant regarding Power of Attorney*

*	Previously filed.